Exhibit 10.16

AMENDMENT
TO THE
HONEYWELL INTERNATIONAL INC.
SEVERANCE PLAN FOR CORPORATE STAFF EMPLOYEES
(INVOLUNTARY TERMINATION FOLLOWING A CHANGE IN CONTROL)
EFFECTIVE FEBRUARY 6, 1988
AMENDED AND RESTATED AS OF OCTOBER 24, 2000

                    The Honeywell International Inc. Severance Plan for Corporate Staff Employees (Involuntary Termination Following A Change In Control), effective February 6, 1988, amended and restated as of October 24, 2000, is hereby amended effective January 1, 2008, by adding the following new sentence to the end of Section 3.1:

“Notwithstanding any other provision of the Plan to the contrary, no individual who first satisfies the definition of ‘Corporate Staff Employee’ after December 31, 2007 shall participate in the Plan.”